EXHIBIT 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Andrea Cattaneo, Chief Executive Officer and President (principal executive officer) of Leopard Energy Inc., a Nevada corporation (the “Registrant”) hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

a)

the Annual Report on Form 10-K of the Registrant for the quarter ended July 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: October 20, 2025	By:	/s/ Andrea Cattaneo
Andrea Cattaneo
Chief Executive Officer and President
(Principal Executive Officer)